Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

ALTEVA, INC.

ARTICLE I
MEETINGS OF THE SHAREHOLDERS

Section 1.01                            Offices. The principal office of Alteva, Inc. (the “Corporation”) shall be as stated in the Restated Certificate of Incorporation of the Corporation, as the same may be amended from time to time (the “Certificate of Incorporation”). The Corporation may also have offices and places of business at such other places within and without the State of New York as the board of directors may from time to time determine.

Section 1.02                            Annual Meeting. The annual meeting of the shareholders of the Corporation, for the election of directors and for the transaction of such other business as may be set forth in the notice of the meeting, shall be held each year at such time and such place within or without the State of New York as the board of directors shall determine and the notice of the meeting or a duly executed waiver of notice shall specify.

Section 1.03                            Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the board of directors and shall be held on such date, at such time and place, either within or without the State of New York, as shall be determined by the board of directors and stated in the notice of the meeting. The only business which may be conducted at a special meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of such meeting.

Section 1.04                            Notice of Meetings. Written notice of each meeting of the shareholders shall be given, personally or by mail (written or electronic), not fewer than ten nor more than 60 days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deposited in the United States mail, with first-class postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if a shareholder shall have filed with the Secretary of the Corporation a written request that notices to such shareholder be mailed to some other address, then directed to such shareholder at such other address. If transmitted electronically, such notice shall be directed to the shareholder’s electronic address supplied to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder’s authorization or instructions. The notice shall state the place, date and hour of the meeting, the purpose or purposes for which the meeting is called if a special meeting and, unless it is the annual meeting, indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. The notice need not refer to the approval of minutes or to other matters normally incident to the conduct of the meeting. Except for such matters, the business which may be transacted at the meeting shall be confined to business which is related to the purpose or purposes set forth in the notice.

Section 1.05                            Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a waiver of notice. Waiver of notice may be written or electronic and may be submitted before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of such notice by him or her.

Section 1.06                            Procedure. At each meeting of shareholders, the order of business and all other matters of procedure shall be determined by the person presiding at the meeting.

Section 1.07                            List of Shareholders. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request at such meeting or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote at such meeting may vote at such meeting.

Section 1.08                            Quorum At each meeting of shareholders for the transaction of any business, a quorum must be present to organize such meeting. Except as otherwise provided by law, a quorum shall consist of the holders of a majority of the votes of shares of the Corporation entitled to vote at such meeting, present either in person or by proxy. When a quorum is once present to organize a meeting of the shareholders, it is not broken by the subsequent withdrawal of any shareholders.

Section 1.09                            Adjournments. The shareholders entitled to vote who are present in person or by proxy at any meeting of shareholders, whether or not a quorum shall be present at the meeting, shall have power by a majority vote to adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place to which the meeting is adjourned. At any adjourned meeting at which a quorum is present any business may be transacted that might have been transacted on the original date of the meeting, and the shareholders entitled to vote at the meeting on the original date (whether or not they were present thereat), and no others, shall be entitled to vote at such adjourned meeting. However, if after the adjournment the board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to such notice.

Section 1.10                            Voting; Proxies. Each shareholder of record shall be entitled at every meeting of shareholders to one vote for each share having voting power standing in the shareholder’s name on the record of shareholders of the Corporation on the record date fixed pursuant to Section 6.03 of these By-Laws unless otherwise provided in the Certificate of Incorporation of the Corporation. Each shareholder entitled to vote at a meeting of shareholders may vote in person, or may authorize another person or persons to act for the shareholder by proxy. Any proxy shall be signed by the shareholder or the shareholder’s duly authorized agent or attorney-in-fact and shall be delivered to the secretary of the meeting. The signature of a shareholder on any proxy, including without limitation a telegram, cablegram, facsimile signature or other means of electronic transmission, may be printed, stamped or written, provided such signature is executed or adopted by the shareholder with intention to authenticate the proxy. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Directors shall, except as otherwise provided by law or the Certificate of Incorporation, be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. All other corporate action to be taken by vote of the shareholders shall, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, be authorized by a majority of the votes cast in favor of such action at a meeting of the shareholders. The vote for directors, or upon any corporate action coming before a meeting of shareholders, shall not be by ballot unless the person presiding at such meeting shall so direct or any shareholder, present in person or by proxy and entitled to vote thereon, shall so demand. Except as otherwise provided in the certificate of incorporation, an abstention shall not constitute a vote cast.

Section 1.11                            Appointment of Inspectors of Election. The board of directors may, in advance of any meeting of the shareholders, appoint one or more inspectors to act at the meeting or any adjournment thereof, and shall do so if the Corporation has a class of voting shares that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association. If inspectors are not so appointed in advance of the meeting, the person presiding at such meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any inspector appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. No person who is a candidate for the office of director of the Corporation shall act as an inspector at any meeting of the shareholders at which directors are elected.

Section 1.12                            Duties of Inspectors of Election. Whenever one or more inspectors of election may be appointed as provided in these By-Laws, he or she or they shall determine the number of shares outstanding and entitled to vote, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

Section 1.13                            Written Consent of Shareholders Without a Meeting. Whenever by law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 1.13, written consents signed by the requisite holders to take action are delivered to the Corporation. Written consent thus given by the holders of all such number of shares as is required under this Section 1.13 shall have the same effect as a valid vote of holders of such number of shares. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE II
DIRECTORS

Section 2.01                            Number and Qualifications. The board of directors shall consist of one or more members. Subject to any provision as to the number of directors contained in the Certificate of Incorporation or these By-Laws, the exact number of directors shall be fixed from time to time by action of the shareholders or by vote of a majority of the entire board of directors, provided that no decrease in the number of directors shall shorten the term of any incumbent director. If the number of directors be increased at any time, the vacancy or vacancies in the board arising from such increase shall be filled as provided in Section 2.06. If the number of directors is not otherwise fixed as provided above, it shall be one. Each of the directors shall be at least 18 years of age.

Section 2.02                            Powers. The business of the Corporation shall be managed under the direction of the board of directors, which shall have and may exercise all of the powers of the Corporation except such as are expressly conferred upon the shareholders by law, by the Certificate of Incorporation or by these By-Laws.

Section 2.03                            Election and Term of Office. Except as otherwise provided by law or these By-Laws, each director of the Corporation shall be elected at an annual meeting of shareholders or at any meeting of the shareholders held in lieu of such annual meeting, which meeting, for the purposes of these By-Laws, shall be deemed the annual meeting, and shall hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Section 2.04                            Resignation. Any director of the Corporation may resign at any time by giving his or her resignation to the President or any Vice President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.05                            Removal of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders.

Section 2.06                            Vacancies. Except as otherwise provided by law or these By-Laws, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason, except the removal of directors without cause, may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. Any such newly created directorships and vacancies occurring in the board of directors for any reason may also be filled by vote of the shareholders at any meeting of shareholders and notice of which shall have referred to the proposed election. If any such newly created directorships or vacancies occurring in the board of directors for any reason shall not be filled prior to the next annual meeting of shareholders, they shall be filled by vote of the shareholders at such annual meeting. A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified.

Section 2.07                            Directors’ Fees. Directors may receive a fee for their services as directors and travelling and other out-of-pocket expenses incurred in attending any regular or special meeting of the board. The fee may be a fixed sum to be paid for attending each meeting of the board of directors or a fixed sum to be paid monthly, quarterly or semi-annually, irrespective of the number of meetings attended or not attended. The amount of the fee, if any, and the basis on which it shall be paid shall be determined by the board of directors. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation for such services.

Section 2.08                            First Meeting of Newly Elected Directors. The first meeting of the newly elected board of directors may be held immediately after the annual meeting of shareholders and at the same place as such annual meeting of shareholders, provided a quorum be present, and no notice of such meeting shall be necessary. In the event such first meeting of the newly elected board of directors is not held at said time and place, the same shall be held as provided in Section 2.09.

Section 2.09                            Meetings of Directors. Regular and special meetings of the board of directors may be held at such times and at such places, within or without the State of New York as the board of directors or the President, or, in the absence or disability of the President, any Vice President, may determine.

Section 2.10                            Notice of Meetings. Regular meetings of the board of directors may be held without notice if the times and places of such meetings are fixed by the board. Except as provided in the preceding sentence, notice of each regular or special meeting of the board of directors to be held in accordance with Section 2.09, stating the time and place thereof, shall be given by the President, the Secretary, any Assistant Secretary or any member of the board to each member of the board (a) not less than three days before the meeting by depositing the notice in the United States mail, with first-class postage thereon prepaid, directed to each member of the board at the address designated by him or her for such purpose (or, if none is designated, at his or her last known address), or (b) not less than 24 hours before the meeting by either (i) delivering the same to each member of the board personally, (ii) sending the same by telephone, telegraph, cable, electronic mail or other transmission method to the address or contact information designated by him or her for such purposes (or, if none is designated, to his or her last known address or other contact information) or (iii) delivering the notice to the address or other contact information designated by him or her for such purpose (or, if none is designated, to his or her last known address or contact information). Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting. The notice of any meeting of the board of directors need not specify the purpose or purposes for which the meeting is called, except as provided in Section 2.06 and as provided in Article IX of these By-Laws.

Section 2.11                            Quorum and Action By the Board. At all meetings of the board of directors, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, a quorum shall be required for the transaction of business and shall consist of not less than a majority of the entire board, and the vote of a majority of the directors present shall decide any question that may come before the meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time or place without notice other than announcement at the meeting of the time and place to which the meeting is adjourned.

Section 2.12                            Procedure The order of business and all other matters of procedure at every meeting of directors may be determined by the person presiding at the meeting.

Section 2.13                            Action Without a Meeting. Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

Section 2.14                            Presence at a Meeting By Telephone. Unless otherwise restricted by the Certificate of Incorporation of the Corporation, members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE III
COMMITTEES OF DIRECTORS

Section 3.01                            Designation of Committees. The board of directors, by resolution or resolutions adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. In the interim between meetings of the board of directors, the executive committee, if and to the extent permitted in the resolution designating such committee, shall have all the authority of the board of directors except as otherwise provided by law and shall serve at the pleasure of the board of directors. Each other committee so designated shall have such name as may be provided from time to time in the resolution or resolutions, shall serve at the pleasure of the board of directors and shall have, to the extent provided in such resolution or resolutions, all the authority of the board of directors except as otherwise provided by law.

Section 3.02                            Acts and Proceedings. All acts done and power and authority conferred by the executive committee from time to time within the scope of its authority shall be, and may be deemed to be, and may be specified as being, the act and under the authority of the board of directors. The executive committee and each other committee shall keep regular minutes of its proceedings and report its actions to the board of directors when required.

Section 3.03                            Compensation. Members of the executive committee or of any other committee may receive such compensation for their services as the board of directors shall from time to time determine.

ARTICLE IV
OFFICERS

Section 4.01                            Officers. The board of directors may annually appoint or elect a President and Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer, a Chief Financial Officer and a Chairman of the Board of Directors. The board of directors may from time to time appoint or elect such additional officers as it may determine. Such additional officers shall have such titles and such authority and perform such duties as the board of directors may from time to time prescribe.

Section 4.02                            Term of Office. The President, each Vice President, the Secretary and the Treasurer shall, unless otherwise determined by the board of directors, hold office until the first meeting of the board following the next annual meeting of shareholders and until their successors have been appointed or elected and qualified. Each additional officer appointed or elected by the board of directors shall hold office for such term as shall be determined from time to time by the board of directors and until his or her successor has been appointed or elected and qualified. Any officer, however, may be removed or have his or her authority suspended by the board of directors at any time, with or without cause. If the office of any officer becomes vacant for any reason, the board of directors shall have the power to fill such vacancy.

Section 4.03                            The President. The President shall be the chief executive officer of the Corporation. He or she shall preside at all meetings of the shareholders and of the board of directors. He or she shall have the general powers and duties of supervision and management of the Corporation which usually pertain to his or her office, and shall perform all such other duties as are properly required of him or her by the board of directors.

Section 4.04                            The Vice Presidents. Each Vice President may be designated by such title as the board of directors may determine, and each such Vice President in such order of seniority as may be determined by the board, shall, in the absence or disability of the President, or at his or her request, perform the duties and exercise the powers of the President. Each Vice President also shall have such powers and perform such duties as usually pertain to his or her office or as are properly required of him or her by the board of directors.

Section 4.05                            The Secretary and Assistant Secretaries. The Secretary shall issue notices of all meetings of shareholders and directors where notices of such meetings are required by law or these By-Laws. He or she shall attend all meetings of shareholders and of the board of directors and keep the minutes thereof. He or she shall affix the corporate seal to and sign such instruments as require the seal and his or her signature and shall perform such other duties as usually pertain to his or her office or as are properly required of him or her by the board of directors.

Each Assistant Secretary may, in the absence or disability of the Secretary, or at his or her request or the request of the President, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the board of directors shall prescribe.

Section 4.06                            The Treasurer and Assistant Treasurers. The Treasurer shall have the care and custody of all the moneys and securities of the Corporation. He or she shall cause to be entered in books of the Corporation to be kept for that purpose full and accurate accounts of all moneys received by him or her and paid by him or her on account of the Corporation. The Treasurer shall make and sign such reports, statements and instruments as may be required of him or her by the board of directors or by the laws of the United States or by any state, country or other jurisdiction in which the Corporation transacts business, and shall perform such other duties as usually pertain to his or her office or as are properly required of him or her by the board of directors.

Each Assistant Treasurer may, in the absence or disability of the Treasurer, or at his or her request or the request of the President, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the board of directors shall prescribe.

Section 4.07                            Officers Holding Two or More Offices. Any two or more offices may be held by the same person. When all the issued and outstanding shares of the Corporation are held by one individual, such individual may hold all or any combination of offices.

Section 4.08                            Duties of Officers May be Delegated. In case of the absence or disability of any officer of the Corporation or in case of a vacancy in any office or for any other reason that the board of directors may deem sufficient, the board of directors, except as otherwise provided by law, may temporarily delegate the powers or duties of any officer to any other officer or to any director.

Section 4.09                            Compensation. The compensation of each officer shall be determined by the board of directors. The compensation of all other employees shall be fixed by the President or the President’s designees within such limits as may be prescribed by the board of directors.

Section 4.10                            Security. The board of directors may require any officer, agent or employee of the Corporation to give security for the faithful performance of his or her duties, in such amount as may be satisfactory to the board. Such security may be in the form of a fidelity bond obtained by the Corporation at its expense.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.01                            Right of Indemnification.  To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees, disbursements and other charges).  Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the board of directors at any time specifies that such persons are entitled to the benefits of this Section 5. The indemnification and advancement of expenses pursuant to this Section 5 shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these By-Laws, the Certificate of Incorporation, any separate contract or agreement or applicable law.

Section 5.02                            Advancement of Expenses. Expenses incurred by a director or officer in connection with any action or proceeding as to which indemnification may be given under Section 5.01 may be paid by the Corporation in advance of the final disposition of such action or proceeding upon (a) the receipt of an undertaking by or on behalf of such director or officer to repay such advancement in case such director or officer is ultimately found not to be entitled to indemnification as authorized by this Article V and (b) approval by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by the shareholders. To the extent permitted by law, the board of directors or, if applicable, the shareholders, shall not be required to find that the director or officer has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding before the Corporation makes any advance payment of expenses hereunder.

Section 5.03                            Availability and Interpretation To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in this Article V (a) shall be available with respect to events occurring prior to the adoption of this Article V, (b) shall continue to exist after any rescission or restrictive amendment of this Article V with respect to events occurring prior to such rescission or amendment, (c) shall be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding or, at the sole discretion of the director or officer or, if applicable, the testator or intestate of such director or officer seeking such rights, on the basis of applicable law in effect at the time such rights are claimed and (d) shall be in the nature of contract rights that may be enforced in any court of competent jurisdiction as if the Corporation and the director or officer for whom such rights are sought were parties to a separate written agreement.

Section 5.04                            Other Rights. The rights of indemnification and to the advancement of expenses provided in this Article V shall not be deemed exclusive of any other rights to which any director or officer of the Corporation or other person may now or hereafter be otherwise entitled whether contained in the certificate of incorporation, these By-Laws, a resolution of the shareholders, a resolution of the board of directors or an agreement providing for such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in this Article V shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any director or officer of the Corporation or other person in any action or proceeding to have assessed or allowed in his or her favor, against the Corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

Section 5.05                            Severability. If this Article V or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article V shall remain fully enforceable.

ARTICLE VI
SHARES

Section 6.01                            Certificate of Shares. The shares of stock of the Corporation shall be uncertificated and evidenced by a book-entry system maintained by the registrar of such stock.

Section 6.02                            Transfers of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney. Except as otherwise provided by law, the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof. The board of directors, to the extent permitted by law, shall have power and authority to make all rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates and may appoint one or more transfer agents and registrars of the shares of the Corporation.

Section 6.03                            Fixing of Record Time. The board of directors may fix, in advance, a day and hour not more than 60 days nor less than ten days before the date on which any meeting of the shareholders entitled to notice of and to vote at such meeting and at all adjournments thereof shall be determined; and, in the event such record date and time are fixed by the board of directors, no one other than the holders of record on such date and time of shares entitled to notice of and to vote at such meeting shall be entitled to notice of or to vote at such meeting or any adjournment thereof. If a record date and time shall not be fixed by the board of directors for the determination of shareholders entitled to notice of and to vote at any meeting of the shareholders, shareholders of record at the close of business on the day next preceding the day on which notice of such meeting is given, and no others, shall be entitled to notice of and to vote at such meeting or any adjournment thereof; provided, however, that if no notice of such meeting is given, shareholders of record at the close of business on the day next preceding the day on which such meeting is held, and no others, shall be entitled to vote at such meeting or any adjournment thereof.

The board of directors may fix, in advance, a day and hour not more than 60 days before the date fixed for the payment of a dividend of any kind or the allotment of any rights, as the record time for the determination of shareholders entitled to receive such dividend or rights, and in such case only shareholders of record at the date and time so fixed shall be entitled to receive such dividend or rights; provided, however, that if no record date and time for the determination of shareholders entitled to receive such dividend or rights are fixed, shareholders of record at the close of business on the day on which the resolution of the board of directors authorizing the payment of such dividend or the allotment of such rights is adopted shall be entitled to receive such dividend or rights.

Section 6.04                            Record of Shareholders. The Corporation shall keep at its office in the State of New York, or at the office of its transfer agent or registrar in this state, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

ARTICLE VII
FINANCES

Section 7.01                            Corporate Funds. The funds of the Corporation shall be deposited in its name with such banks, trust companies or other depositories as the board of directors or the officers may from time to time designate. All checks, notes, drafts and other negotiable instruments of the Corporation shall be signed by such officer or officers, employee or employees, agent or agents as the board of directors may from time to time designate. No officers, employees or agents of the Corporation, alone or with others, shall have power to make any checks, notes, drafts or other negotiable instruments in the name of the Corporation or to bind the Corporation thereby, except as provided in this section.

Section 7.02                            Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise provided by the board of directors.

Section 7.03                            Loans to Directors. The Corporation may not lend money to or guarantee the obligation of a director of the Corporation unless (a) the particular loan or guarantee is approved by the shareholders, with the holders of a majority of the shares entitled to vote thereon constituting a quorum, but shares held of record or beneficially by directors who are benefited by such loan or guarantee shall not be entitled to vote or to be included in the determination of a quorum, or (b) the board determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

The fact that a loan or guarantee is made in violation of this section does not affect the borrower’s liability on the loan.

ARTICLE VIII
CORPORATE SEAL

Section 8.01                            Form of Seal. The seal of the Corporation, if it elects to have one, shall be in such form as may be determined from time to time by the board of directors. The seal on any corporate obligation for the payment of money may be facsimile.

ARTICLE IX
AMENDMENTS

Section 9.01                            Procedure for Amending By-Laws. By-Laws of the Corporation may be adopted, amended or repealed at any meeting of shareholders, notice of which shall have referred to the proposed action, by a majority of the votes cast by the holders of the shares of the Corporation at the time entitled to vote in the election of any directors, or at any meeting of the board of directors, notice of which shall have referred to the proposed action, by the vote of a majority of the entire board of directors.